         THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS, IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

         VOID AFTER 5:00 P.M. EASTERN TIME ON JUNE 11, 2007 ("EXPIRATION DATE").

                                  NEXMED, INC.

                                     WARRANT

                    WARRANT ("WARRANT") TO PURCHASE SHARES OF
                    COMMON STOCK, $0.001 PAR VALUE PER SHARE

         This is to certify that, for VALUE RECEIVED, ____________________. ("Warrantholder"), is entitled to purchase, subject to the provisions of this Warrant, from NexMed, Inc., a corporation organized under the laws of Nevada ("Company"), at any time after the issuance hereof, but not later than 5:00 P.M., Eastern time, on the fifth (5th) anniversary of such issuance date ("Expiration Date"), __________ shares ("Warrant Shares") of Common Stock, $0.001 par value ("Common Stock"), of the Company, at an exercise price per share equal to $4.08 (the exercise price in effect from time to time hereafter being herein called the "Warrant Price"). The number of Warrant Shares purchasable upon exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time as described herein.

         This Warrant has been issued pursuant to the terms of the Purchase Agreement ("Purchase Agreement") dated on or about the date hereof between the Company and the Warrantholder. Capitalized terms used herein and not defined shall have the meaning specified in the Purchase Agreement.

                  Section 1. Registration. The Company shall maintain books for the transfer and registration of the Warrant. Upon the initial issuance of the Warrant, the Company shall issue and register the Warrant in the name of the Warrantholder. The Company shall for all purposes hereunder treat the person or entity in whose name this Warrant is registered on the books of the Company as the owner of this Warrant (absent manifest error).

                  Section 2. Transfers. As provided herein, this Warrant may be transferred only pursuant to a registration statement filed under the Securities Act of 1933, as amended ("Securities Act") or an exemption from registration thereunder. Subject to such restrictions, the Company shall transfer this Warrant from time to time, upon the books to be maintained by the Company for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instructions for transfer upon any such transfer, and a new Warrant shall be issued to the transferee and the surrendered Warrant shall be canceled by the Company.

                  Section 3.

                  (a) Exercise of Warrant. Subject to the provisions hereof, the Warrantholder may exercise this Warrant in whole or in part, at any time and from time to time after the issuance hereof, upon delivery of the duly executed Warrant exercise form attached hereto (the "Exercise Agreement") to the Company during normal business hours on any business day at the Company's principal executive offices (or such other office or agency of the Company as it may designate by notice to the holder hereof), and upon (i) payment to the Company in cash, by certified or official bank check or by wire transfer for the account of the Company of the Warrant Price for the Warrant Shares specified in the Exercise Agreement or (ii) delivery to the Company of a written notice of an election to effect a "Cashless Exercise" (as defined below) for the Warrant Shares specified in the Exercise Agreement, provided that the Warrantholder may only effect a "Cashless Exercise" if the Warrant Shares are not subject to Effective Registration (as defined in the Notes). The Warrant Shares so purchased shall be deemed to be issued to the holder hereof or such holder's designee, as the record owner of such shares, as of the close of business on the date on which this Warrant (or evidence of loss, theft or destruction thereof) shall have been surrendered (subject to book entry transfer) and the completed Exercise Agreement shall have been delivered. Certificates for the Warrant Shares so purchased, representing the aggregate number of shares specified in the Exercise Agreement, shall be delivered to the holder hereof within a reasonable time, not exceeding three (3) business days, after this Warrant shall have been so exercised. The certificates so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of such holder or such other name as shall be designated by such holder. If this Warrant shall have been exercised only in part, then, unless this Warrant has expired, the Company shall, at its expense, at the time of delivery of such certificates, deliver to the holder a new Warrant representing the number of shares with respect to which this Warrant shall not then have been exercised (subject to book entry transfer set forth below).

                  In the event that the Warrant Shares are not subject to Effective Registration (as defined in the Notes), the Holder shall have the right to pay the aggregate Warrant Price by "Cashless Exercise". To effect a Cashless Exercise, the holder shall submit to the Company with the Exercise Agreement, written notice of the holder's intention to do so, including a calculation of the number of shares of Common Stock to be issued upon such exercise in accordance with the terms hereof. In the event of a Cashless Exercise, in lieu of paying the Warrant Price in cash, the holder shall surrender this Warrant for that number of shares of Common Stock determined by multiplying the number of Warrant Shares to which it would otherwise be entitled by a fraction, the numerator of which shall be the difference between the then current Fair Market Value per share of the Common Stock and the Warrant Price, and the denominator of which shall be the then current Fair Market Value per share of the Common Stock. For this purpose, the "Fair Market Value" of the Common Stock shall be the average of the closing sale prices of the Common Stock as reported by the Nasdaq Stock Market for the ten (10) trading days immediately preceding the date of the Exercise Agreement.

                  Notwithstanding anything contained herein, the Warrantholder may not pay the Warrant Price by "Cashless Exercise" and must pay the Warrant Price pursuant to clause 3(a)(i) above so long as the Warrant Shares are subject to Effective Registration (as defined in the Notes). For clarification purposes, notwithstanding anything contained herein, if the resale of all the Warrant Shares are not covered by an effective registration statement and current and deliverable prospectus, in each case in accordance with the terms of the Registration Rights Agreement, which are not subject to any suspension, stop order, blackout or similar circumstance, then the Warrantholder may pay the Warrant Price by "Cashless Exercise" as provided above, it being understood that the ability to tack the holding period of the Warrant Shares to the holding period of the Warrants under Rule 144 promulgated under the Securities Act, and thus permit the sale of the Warrant Shares without registration or restriction under Rule 144(k) after two years following the issuance of the Warrants, will exist only in the event of a Cashless Exercise.

                  Book-Entry. Notwithstanding anything to the contrary set forth herein, upon exercise or redemption of any portion of this Warrant in accordance with the terms hereof, the Warrantholder shall not be required to physically surrender this Warrant to the Company unless such holder is purchasing the full amount of Warrant Shares represented by this Warrant. The Warrantholder and the Company shall maintain records showing the number of Warrant Shares so purchased or redeemed hereunder and the dates of such purchases or shall use such other method, reasonably satisfactory to the Warrantholder and the Company, so as not to require physical surrender of this Warrant upon each such exercise or redemption. The Warrantholder and any assignee, by acceptance of this Warrant or a new Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following exercise of any portion of this Warrant, the number of Warrant Shares which may be purchased upon exercise of this Warrant may be less than the number of Warrant Shares set forth on the face hereof.

                  (b) Redemption of Warrant.

                           (i) Subject to the Purchase Agreement and subject to
the terms set forth herein (including without limitation subsection (ii) below), in the event that prior to the second anniversary of the original issuance of this Warrant, the closing sale price of the Company's Common Stock (as reported by the Nasdaq Stock Market) is greater than 250% of the then applicable Warrant Price hereunder for a period ("Pricing Period") of fifteen (15) consecutive Trading Days (as defined in the Notes), the Company shall have the right, upon at least ten (10) Trading Days' prior written notice to the Warrantholder ("Redemption Notice"), to redeem any portion or all of the shares underlying this Warrant (not previously exercised), at a redemption price equal to $.01 per Warrant Share issuable hereunder for the portion hereof being redeemed. Any redemption hereunder shall occur on the date specified in the Redemption Notice ("Redemption Date"), provided that such Redemption Date may not occur until at least ten (10) Trading Days following the date on which the Warrantholder receives the Redemption Notice (the "Redemption Notice Date"). The Company may not deliver any Redemption Notice until after the completion of the Pricing Period, and must deliver any Redemption Notice within five (5) Trading Days following the last day of any Pricing Period. The period from the Redemption Notice Date to the Redemption Date shall be referred to herein as the "Post-Call Period". The Warrantholder may exercise this Warrant, including any portion subject to a Redemption Notice, at any time and from time to time during the period from the Redemption Notice Date through the date on which the redemption price for such Warrants is paid by the Company (and thereafter if such redemption price is not paid), and the Company shall honor all tendered Exercise Agreements during such period. If the Company intends to redeem less than all of the then outstanding Warrants issued to Purchasers under the Purchase Agreement, it shall do so on a pro rata basis among such holders in accordance with this Section.

                           (ii) Notwithstanding anything to the contrary herein,
the Company shall be prohibited from exercising its right to redeem this Warrant pursuant to this Section if at any time during the Post-Call Period or during the thirty (30) consecutive Trading Days immediately preceding such Post-Call Period there fails to exist Effective Registration (as defined in the Notes) or an Event of Default under the Notes exists or occurs.

                  Section 4. Compliance with the Securities Act of 1933. Neither this Warrant nor the Common Stock issued upon exercise hereof nor any other security issued or issuable upon exercise of this Warrant may be offered or sold except as provided in this agreement and in conformity with the Securities Act of 1933, as amended, and then only against receipt of an agreement of such person to whom such offer of sale is made to comply with the provisions of this
Section 4 with respect to any resale or other disposition of such security. The Company may cause the legend set forth on the first page of this Warrant to be set forth on each Warrant or similar legend on any security issued or issuable upon exercise of this Warrant until the Warrant Shares have been registered for resale under the Registration Rights Agreement or until Rule 144 is available, unless counsel for the Company is of the opinion as to any such security that such legend is unnecessary.

                  Section 5. Payment of Taxes. The Company will pay any documentary stamp taxes attributable to the initial issuance of Warrant Shares issuable upon the exercise of the Warrant; provided, however, that the Company shall not be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issuance or delivery of any certificates for Warrant Shares in a name other than that of the registered holder of this Warrant in respect of which such shares are issued, and in such case, the Company shall not be required to issue or deliver any certificate for Warrant Shares or any Warrant until the person requesting the same has paid to the Company the amount of such tax or has established to the Company's satisfaction that such tax has been paid and that the provisions of Section 4 above have been complied with. The holder shall be responsible for income taxes due under federal or state law, if any such tax is due.

                  Section 6. Mutilated or Missing Warrants. In case this Warrant shall be mutilated, lost, stolen, or destroyed, the Company shall issue in exchange and substitution of and upon cancellation of the mutilated Warrant, or in lieu of and substitution for the Warrant lost, stolen or destroyed, a new Warrant of like tenor and for the purchase of a like number of Warrant Shares, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction of the Warrant, and with respect to a lost, stolen or destroyed Warrant, reasonable indemnity or bond with respect thereto, if requested by the Company.

                  Section 7. Reservation of Common Stock. The Company hereby represents and warrants that there have been reserved, and the Company shall at all applicable times keep reserved, out of the authorized and unissued Common Stock, a number of shares sufficient to provide for the exercise of the rights of purchase represented by the Warrant, and the transfer agent for the Common Stock ("Transfer Agent"), and every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of any of the right of purchase aforesaid, shall be irrevocably authorized and directed at all times to reserve such number of authorized and unissued shares of Common Stock as shall be requisite for such purpose. The Company agrees that all Warrant Shares issued upon exercise of the Warrant shall be, at the time of delivery of the certificates for such Warrant Shares, duly authorized, validly issued, fully paid and non-assessable shares of Common Stock of the Company. The Company will keep a conformed copy of this Warrant on file with the Transfer Agent and with every subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant. The Company will supply from time to time the Transfer Agent with duly executed stock certificates required to honor the outstanding Warrant.

                  Section 8. Warrant Price. The Warrant Price, subject to adjustment as provided in Section 9, shall, if payment is made in cash or by certified check, be payable in lawful money of the United States of America.

                  Section 9. Adjustments. Subject and pursuant to the provisions of this Section 9, the Warrant Price and number of Warrant Shares subject to this Warrant shall be subject to adjustment from time to time as set forth hereinafter.

                  (a) If the Company shall at any time or from time to time while the Warrant is outstanding, pay a dividend or make a distribution on its Common Stock in shares of Common Stock, subdivide its outstanding shares of Common Stock into a greater number of shares or combine its outstanding shares into a smaller number of shares or issue by reclassification of its outstanding shares of Common Stock any shares of its capital stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing corporation), then the number of Warrant Shares purchasable upon exercise of the Warrant and the Warrant Price in effect immediately prior to the date upon which such change shall become effective, shall be adjusted by the Company so that the Warrantholder thereafter exercising the Warrant shall be entitled to receive the number of shares of Common Stock or other capital stock which the Warrantholder would have received if the Warrant had been exercised immediately prior to such event. Such adjustment shall be made successively whenever any event listed above shall occur.

                  (b) If any capital reorganization, reclassification of the capital stock of the Company, consolidation or merger of the Company with another corporation, or sale, transfer or other disposition of all or substantially all of the Company's assets to another corporation shall be effected, then, as a condition of such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition, lawful and adequate provision shall be made whereby each Warrantholder shall thereafter have the right to purchase and receive upon the basis and upon the terms and conditions herein specified and in lieu of the Warrant Shares immediately theretofore issuable upon exercise of the Warrant, such shares of stock, securities or assets as would have been issuable or payable with respect to or in exchange for a number of Warrant Shares equal to the number of Warrant Shares immediately theretofore issuable upon exercise of the Warrant, had such reorganization, reclassification, consolidation, merger, sale, transfer or other disposition not taken place, and in any such case appropriate provision shall be made with respect to the rights and interests of each Warrantholder to the end that the provisions hereof (including, without limitations, provision for adjustment of the Warrant Price) shall thereafter be applicable, as nearly equivalent as may be practicable in relation to any shares of stock, securities or properties thereafter deliverable upon the exercise hereof. The Company shall not effect any such consolidation, merger, sale, transfer or other disposition unless prior to or simultaneously with the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger, or the corporation purchasing or otherwise acquiring such assets or other appropriate corporation or entity shall assume, by written instrument executed and delivered to the Company, the obligation to deliver to the holder of the Warrant such shares of stock, securities or assets as, in accordance with the foregoing provisions, such holder may be entitled to purchase and the other obligations under this Warrant. The provisions of this paragraph (b) shall similarly apply to successive reorganizations, reclassifications, consolidations, mergers, sales, transfers or other dispositions.

                  (c) In case the Company shall fix a record date for the making of a distribution to all holders of Common Stock (including any such distribution made in connection with a consolidation or merger in which the Company is the continuing corporation) of evidences of indebtedness or assets (other than cash dividends or cash distributions payable out of consolidated earnings or earned surplus or dividends or distributions referred to in Section 9(a)), or subscription rights or warrants, the Warrant Price to be in effect after such record date shall be determined by multiplying the Warrant Price in effect immediately prior to such record date by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding multiplied by the Fair Market Value per share of Common Stock (as defined above), less the fair market value (as determined by the Company's Board of Directors in good faith) of said assets or evidences of indebtedness so distributed, or of such subscription rights or warrants, and the denominator of which shall be the total number of shares of Common Stock outstanding multiplied by such current Fair Market Value per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed.

                  (d) In the event that the Company or any of its subsidiaries
(A) issues or sells any Common Stock or Convertible Securities (as defined in the Notes) or (B) directly or indirectly effectively reduces the conversion, exercise or exchange price for any Convertible Securities which are currently outstanding, at or to an effective Per Share Selling Price (as defined in the Notes) which is less than the greater of (I) the Fair Market Value, or (II) the Warrant Price, then in each such case the Warrant Price in effect immediately prior to such issue or sale or record date, as applicable, shall be automatically reduced effective concurrently with such issue or sale to an amount determined by multiplying the Warrant Price then in effect by a fraction,
(x) the numerator of which shall be the sum of (1) the number of shares of Common Stock outstanding immediately prior to such issue or sale, plus (2) the number of shares of Common Stock which the aggregate consideration received by the Company for such additional shares would purchase at such Fair Market Price or Warrant Price, as the case may be, and (y) the denominator of which shall be the number of shares of Common

Stock of the Company outstanding immediately after such issue or sale. The foregoing provision shall not apply to any issuances or sales of Common Stock or Convertible Securities (i) pursuant to any Convertible Securities currently outstanding on the date hereof in accordance with the terms of such Convertible Securities in effect on the date hereof, (ii) pursuant to the Notes or Warrants,
(iii) pursuant to any capital raising which is not a Variable Rate Transaction and which is consummated on or prior to September 30, 2002, or (iv) to any officer, director, employee or Consultant (as defined below) of the Company pursuant to a bona fide option or equity incentive plan duly adopted by the Company, provided that any such issuances or sales to Consultants must be reasonable consideration for the services rendered by such Consultants and shall not exceed more than $1 million in market value to all Consultants in the aggregate under any circumstances. "Consultant" shall mean any natural person providing bona fide services to the Company which are not in connection with the offer or sale of securities in a capital raising transaction and which do not directly or indirectly promote or maintain a market for the Company's securities. The Company shall give to the Warrantholder written notice of any such sale of Common Stock within 24 hours of the closing of any such sale and shall within such 24 hour period issue a press release announcing such sale if such sale is a material event for, or otherwise material to, the Company.

                  (e) An adjustment shall become effective immediately after the record date in the case of each dividend or distribution and immediately after the effective date of each other event which requires an adjustment.

                  (f) In the event that, as a result of an adjustment made pursuant to Section 9, the holder of this Warrant shall become entitled to receive any shares of capital stock of the Company other than shares of Common Stock, the number of such other shares so receivable upon exercise of this Warrant shall be subject thereafter to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Warrant Shares contained in this Warrant.

                  (g) In the event of any adjustment in the number of Warrant Shares issuable hereunder upon exercise, the Warrant Price shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same. Similarly, in the event of any adjustment in the Warrant Price, the number of Warrant Shares issuable hereunder upon exercise shall be inversely proportionately increased or decreased, as the case may be, such that the aggregate purchase price for Warrant Shares upon full exercise of this Warrant shall remain the same.

                  Section 10. Fractional Interest. The Company shall not be required to issue fractions of Warrant Shares upon the exercise of the Warrant. If any fraction of a Warrant Share would, except for the provisions of this Section, be issuable upon the exercise of the Warrant (or specified portions thereof), the Company shall round such calculation to the nearest whole number and disregard the fraction.

                  Section 11. Benefits. Nothing in this Warrant shall be construed to give any person, firm or corporation (other than the Company and the Warrantholder) any legal or equitable right, remedy or claim, it being agreed that this Warrant shall be for the sole and exclusive benefit of the Company and the Warrantholder.

                  Section 12. Notices to Warrantholder. Upon the happening of any event requiring an adjustment of the Warrant Price, the Company shall forthwith give written notice thereof to the Warrantholder at the address appearing in the records of the Company, stating the adjusted Warrant Price and the adjusted number of Warrant Shares resulting from such event and setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. In the event of a dispute with respect to any such calculation, the certificate of the Company's independent certified public accountants shall be conclusive evidence of the correctness of any computation made, absent manifest error. Failure to give such notice to the Warrantholder or any defect therein shall not affect the legality or validity of the subject adjustment. At the Warrantholder's request, the Company shall deliver to the Warrantholder as of a requested date a notice specifying the Warrant Price and the number of Warrant Shares into which this Warrant is exercisable as of such date.

                  Section 13. Identity of Transfer Agent. The Transfer Agent for the Common Stock is:

                  Wells Fargo Bank Minnesota, N.A.
                  Shareowner Services
                  161 North Concord Exchange Street
                  South St Paul, MN 55075-1139
                  Attn:    Suzy Swits
                  Fax: 651-450-4078
                  Tel: 651-450-4120

                  Forthwith upon the appointment of any subsequent transfer agent for the Common Stock or other shares of the Company's capital stock issuable upon the exercise of the rights of purchase represented by the Warrant, the Company will fax to the Warrantholder a statement setting forth the name and address of such transfer agent.

                  Section 14. Notices. Any notice pursuant hereto to be given or made by the Warrantholder to or on the Company shall be sufficiently given or made personally or if sent by an internationally recognized courier by next day or two day delivery service, addressed as follows:

                           NexMed, Inc.
                           350 Corporate Boulevard
                           Robbinsville, NJ  08691
                           Fax:  (609) 208-1622
                           Attention:  Chief Financial Officer

                           With a copy to:

                           Katten Muchin Zavis Rosenman
                           575 Madison Avenue
                           New York, New York 10022
                           Fax:  (212) 940-8776
                           Attention:  Robert Kohl, Esq.

or such other address as the Company may specify in writing by notice to the Warrantholder complying as to delivery with the terms of this Section 14.

                  Any notice pursuant hereto to be given or made by the Company to or on the Warrantholder shall be sufficiently given or made if personally delivered or if sent by an internationally recognized courier service by overnight or two-day service, to the address set forth on the Warrantholder's signature page to the Purchase Agreement or otherwise on the books of the Company or, as to each of the Company and the Warrantholder, at such other address as shall be designated by such party by written notice to the other party complying as to delivery with the terms of this Section 14.

                  All such notices, requests, demands, directions and other communications shall, when sent by courier, be effective two (2) days after delivery to such courier as provided and addressed as aforesaid.

                  Section 15. Registration Rights. The initial holder of this Warrant is entitled to the benefit of certain registration rights in respect of the Warrant Shares as provided in the Registration Rights Agreement.

                  Section 16. Successors. All the covenants and provisions hereof by or for the benefit of the Warrantholder shall bind and inure to the benefit of its respective successors and assigns hereunder.

                  Section 17. Governing Law. This Warrant shall be deemed to be a contract made under the laws of the State of New York, without giving effect to its conflict of law principles, and for all purposes shall be construed in accordance with the laws of said State.

                  Section 18. 9.9% and 19.9% Limitations.

                  (a) Notwithstanding anything to the contrary contained herein, the number of shares of Common Stock that may be acquired by the holder upon exercise pursuant to the terms hereof shall not exceed a number that, when added to the total number of shares of Common Stock deemed beneficially owned by such holder (other than by virtue of the ownership of securities or rights to acquire securities (including the Warrant Shares) that have limitations on the holder's right to convert, exercise or purchase similar to the limitation set forth herein), together with all shares of Common Stock deemed beneficially owned (other than by virtue of the ownership of securities or rights to acquire securities that have limitations on the right to convert, exercise or purchase similar to the limitation set forth herein) by the holder's "affiliates" (as defined in Rule 144 of the Securities Act) ("Aggregation Parties") that would be aggregated for purposes of determining whether a group under Section 13(d) of the Securities Exchange Act of 1934, as amended, exists, would exceed 9.9% of the total issued and outstanding shares of the Common Stock (the "Restricted Ownership Percentage"). Each holder shall have the right (x) at any time and from time to time to reduce its percentage in the definition of Restricted Ownership Percentage immediately upon notice to the Company and (y) (subject to waiver) at any time and from time to time, to increase its percentage in the definition of Restricted Ownership Percentage immediately in the event of the announcement as pending or planned, of a Change of Control Transaction (as defined in the Notes).

                  (b) Notwithstanding anything contained herein, in the event that the Warrantholder has timely exercised this Warrant and the issuance of all or a portion of the Warrant Shares to be issued pursuant to such exercise would constitute a breach of the Company's obligations under the Cap Regulations (as defined in the Purchase Agreement), then the Company shall not be obligated to issue any such Warrant Shares to the extent such shares are in excess of the maximum permissible amount under such Cap Regulations, and the provisions contained in Section 7.1 of the Purchase Agreement shall govern.

                  Section 19. Replacement Warrants. The Company agrees that within ten (10) business days after any request from time to time of the Warrantholder, it shall deliver to such holder a new Warrant in substitution of this Warrant which is identical in all respects except that the then Warrant Price shall be appropriately specified in the Warrant, and the Warrant shall specify the fixed number of Warrant Shares into which the Warrants are then exercisable. Such changes are intended not as amendments to the Warrant but only to provide a record of the foregoing provisions for convenience purposes, and such changes shall not affect any provisions concerning adjustments to the Warrant Price or number of Warrant Shares contained herein.

                  Section 20. Absolute Obligation to Issue Warrant Shares. The Company's obligations to issue and deliver Warrant Shares in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the holder hereof to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the holder hereof or any other Person of any obligation to the Company or any violation or alleged violation of law by the holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the holder hereof in connection with the issuance of Warrant Shares. The Company will at no time close its shareholder books or records in any manner which interferes with the timely exercise of this Warrant.

                  Section 21. Assignment, Etc. The Warrantholder may assign or transfer this Warrant to any transferee only with the prior written consent of the Company, which may not be unreasonably withheld or delayed, provided that
(i) the Warrantholder may assign or transfer this Warrant to any of such Warrantholder's Affiliates without the consent of the Company and (ii) upon any Event of Default (as defined in the Notes), the Warrantholder may assign or transfer this Warrant without the consent of the Company, subject in each case to the provisions of Section 4 above. The Warrantholder shall notify the Company of any such assignment or transfer promptly. This Warrant shall be binding upon the Company and its successors and shall inure to the benefit of the Warrantholder and its successors and permitted assigns.


                            [Signature Page Follows]

         IN WITNESS WHEREOF, the Company has caused this Warrant to be duly executed as of June 11, 2002.

                                           NEXMED, INC.

                                           By:
                                              ----------------------------------
                                           Name:    Y. Joseph Mo, Ph.D.
                                           Title:   Chairman, President and CEO



Attest:


Sign:______________________________
Print Name:




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

                                  NEXMED, INC.
                              WARRANT EXERCISE FORM

NexMed, Inc.
350 Corporate Boulevard
Robbinsville, NJ  08691
Fax:  (609) 208-1622
Attention:  President

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the within Warrant ("Warrant") for, and to purchase thereunder payment by cash, wire transfer or certified check, or by cashless exercise, _______________ shares of Common Stock* ("Warrant Shares") provided for therein, and requests that certificates for the Warrant Shares be issued as follows:



                           -------------------------------
                           Name


                           -------------------------------
                           Address


                           -------------------------------

                           -------------------------------


and, if the number of Warrant Shares shall not be all the Warrant Shares purchasable upon exercise of the Warrant, that a new Warrant for the balance of the Warrant Shares (subject to book-entry).

         In lieu of delivering physical certificates representing the Warrant Shares purchasable upon exercise of this Warrant, provided the Company's transfer agent is participating in the Depository Trust Company ("DTC") Fast Automated Securities Transfer ("FAST") program, upon request of the Holder, the Company shall use its best efforts to cause its transfer agent to electronically transmit the Warrant Shares issuable upon conversion or exercise to the undersigned, by crediting the account of the undersigned's prime broker with DTC through its Deposit Withdrawal Agent Commission ("DWAC") system.

Dated:                                         Signature:
      ---------------------------
                                               --------------------------------

                                               --------------------------------
                                               Name (please print)


                                               --------------------------------
                                               Address

----------------
* NOTE: If exercise of the Warrant is made by surrender of the Warrant and the number of shares indicated exceeds the maximum number of shares to which a holder is entitled, the Company will issue such maximum number of shares purchasable upon exercise of the Warrant registered in the name of the undersigned Warrantholder or the undersigned's Assignee as below indicated and deliver same to the address stated below.